UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 12, 2019

Date of report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33209 (Commission File Number)	61-1478870 (IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, Massachusetts	02184
(Address of principal executive offices)	(Zip Code)

(781) 917-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 12, 2019, the Personnel & Compensation Committee of the Board of Directors (the “Compensation Committee”) of Altra Industrial Motion Corp., a Delaware corporation (the “Company”), approved the 2019 compensation for the Company’s named executive officers.  The Compensation Committee based its determinations of the 2019 compensation, in part, on a 2018 report by the Company’s compensation consultant, Frederic W. Cook & Co., which indicated that (i) executive officer base salaries were below median market levels and (ii) total target direct compensation (the sum of base salary, target bonus and the annualized grant date present value of long-term incentive grants) for the Company’s executive officers generally fell below the 25th percentile of peer group data.  The Compensation Committee’s determination of the 2019 salaries, target bonus and long-term incentive grants for the Company’s named executive officers was consistent with the Compensation Committee’s philosophy to bring and maintain the compensation for the Company’s named executive officers in line with median market levels.

For the year 2019, the named executive officers will receive base salaries as set forth below.

Named Executive Officer	2018 Base Salary

Carl R. Christenson	$900,000	(1)
Christian Storch	$480,000	(1)
Gerald P. Ferris	$250,000	(2)
Glenn E. Deegan	$385,000	(1)
Craig Schuele	$310,000	(1)

(1)	Increase is effective as of October 1, 2018
(2)	Increase is effective as of January 1, 2019.

On February 12, 2019, the Compensation Committee issued grants of restricted stock units, stock options, and target performance shares to the named executive officers under the Company’s 2014 Omnibus Incentive Plan as set forth below.

	Restricted Stock Units
Named Executive Officer	Number Granted	Stock Cash Value at Time of Grant

Carl R. Christenson	30,637	$939,024
Christian Storch	8,423	$258,165
Gerald P. Ferris	14,135	$433,238
Glenn E. Deegan	5,811	$178,107
Craig Schuele	3,279	$100,501

Stock Options
Named Executive Officer	Number Granted

Carl R. Christenson	122,547
Christian Storch	33,690
Gerald P. Ferris	0
Glenn E. Deegan	23,242
Craig Schuele	13,115

	Performance Shares
Named Executive Officer	Target Number Granted	Stock Cash Value at Time of Grant

Carl R. Christenson	61,274	$1,878,048
Christian Storch	16,845	$516,299
Gerald P. Ferris	0	$0
Glenn E. Deegan	11,621	$356,183
Craig Schuele	6,558	$201,003

The restricted stock awards and stock option awards will vest in equal installments on August 15, 2019, August 15, 2020, August 15, 2021 and August 15, 2022.  The stock option awards expire on the tenth anniversary of the grant date.

The performance objective for the performance shares measures the Company’s total shareholder return (“TSR”) against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2019 and ending on December 31, 2021.  Award payouts for the performance shares are based on the percentile rank of the Company’s TSR compared to the TSR of peer group companies over the performance period.  Achievement of a relative TSR percentile rank at the 50th percentile results in an earned performance share award at 100% of target.   The percentage of the award earned at the end of the performance cycle based on the performance target can range between 0%, for achievement of a relative TSR percentile rank below the 25th percentile, and 150%, for achievement of a relative TSR percentile rank at or above the 75th percentile.

On February 12, 2019, the Compensation Committee of the Company also approved the 2019 target bonus percentage amounts for the named executive officers of the Company pursuant to the Company's Management Incentive Compensation Program.  The Compensation Committee established target bonus percentages for each of Carl R. Christenson, Christian Storch, Gerald P. Ferris, Glenn E. Deegan and Craig Schuele such that those executives may be entitled to receive a cash bonus equal to 110%, 70%, 55%, 60% and 50% of their 2019 base salary, respectively, subject to upward or downward adjustment by the Compensation Committee based on their respective individual and the Company’s performance in 2019.  The Company's performance is based on achievement of certain targeted amounts of adjusted EBTIDA, working capital management goals, and sales and earnings growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion Corp.

	By:	/s/ Glenn E. Deegan
Name: Glenn E. Deegan Title: Vice President, Legal and Human Resources, General Counsel and Secretary
Date: February 19, 2019